EXHIBIT 99.1

 JACKSONVILLE BANCORP ANNOUNCES SECOND QUARTER 2004 RESULTS

  * Quarterly earnings of $335,000 versus second quarter 2003 earnings of $198,000
  * EPS at $0.20 up from the $0.13 reported for the second
    quarter 2003
  * Total assets increased by $54.0 million to $219.0 million or
    33% over 2003
  * Average gross loans increased by 27% and deposits by 35%
  * Interest income increased 17% with interest expense up only
    15%

Jacksonville Bancorp, Inc. reported quarterly net earnings of $335,000 for the second quarter of 2004, an increase of $137,000 or 69% over the same period 2003. Fully diluted earnings per share increased from $0.13 in the second quarter of 2003 to $0.20 for the second quarter in 2004.

Second quarter 2004 net interest income increased 19% to $1.6 million, from $1.4 million in 2003, primarily due to significant new loan volume. The net interest margin declined to 3.45%, as interest income for the quarter increased by $371,000, up 17% from $2.2 million in 2003, with a 27% increase in average gross loans from $130.1 million to $165.4 million. Interest expense rose only 15% from $781,000 to $895,000, with a 33% increase in average interest bearing liabilities.

"We continue to experience phenomenal growth and increasing profitability," stated Gilbert J. Pomar, III, President and Chief Executive Officer. "On May 28, 2004 we celebrated our five year anniversary. Exceeding $200 million in five years is a testament to how our way of banking is being accepted by the people of Jacksonville, as well as a testament to the kind of bankers we have been able to attract to our Company."

Noninterest income increased by 11% over second quarter 2003. Noninterest expense increased by 21% over the 2003 period, due primarily to increased compensation and advertising costs necessary to support asset growth and further advance the Company's presence.

The Company issued $4.0 million in floating rate trust preferred securities through a newly formed Delaware statutory trust during the second quarter. The securities qualify as Tier 1 and 2 capital for bank regulatory purposes and have a maturity of 30 years. The proceeds will be used to fund future growth.

For the first six months of 2004, Jacksonville Bancorp reported diluted earnings per share of $0.44, a 159% increase over the same period in 2003. Net income for the first six months was $718,000 which represents a 186% increase over the $251,000 earned during the same period in 2003. The operating efficiency improved to 57.76% from 59.87% for the same six month period in 2003.

Total assets increased 33% to $219.0 million, from $164.9 million in 2003. Total loans and deposits increased 23% and 32%, respectively, with gross loans of $167.3 million, up from $136.0 million in 2003, and deposits rising to $199.9 million from $151.5 million.

Jacksonville Bancorp, Inc., a bank holding company, is the parent of The Jacksonville Bank, a Florida state-chartered bank focusing on the Northeast Florida market. The Jacksonville Bank opened for business on May 28, 1999 and provides a variety of community banking services to businesses and individuals in Jacksonville, Florida. More information is available at its website at www.jaxbank.com.

The statements contained in this press release, other than historical information, are forward-looking statements, which involve risks, assumptions, and uncertainties. The risks, uncertainties, and factors affecting actual results, include but are not limited to: our relatively limited operating history; economic and political conditions, especially in North Florida; competitive circumstances; bank regulation, legislation, accounting principles, and monetary policies; the interest rate environment; success in minimizing credit risk and nonperforming assets; and technological changes. The Company's actual results may differ significantly from

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the results discussed in forward-looking statements.  Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The
Company does not undertake, and specifically disclaims, any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Additional information regarding risk factors can be found in the Company's filings with the Securities and Exchange Commission.


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                           JACKSONVILLE BANCORP, INC.
                                   (Unaudited)
                  (Dollars in thousands except per share data)

                                            Three Months Ended         Six Months Ended
                                                   June 30,                  June 30,
                                         -------------------------   ------------------------
                                              2004        2003           2004        2003
                                            --------    --------       --------    -------
Earnings Summary
----------------
Total interest income                     $    2,528    $    2,157     $   4,960    $   4,134
Total interest expense                           895           781         1,747        1,514
                                          ----------    ----------     ---------    ---------
   Net interest income                         1,633         1,376         3,213        2,620
Provision for loan losses                         58           222           184          578
                                          ----------    ----------     ---------    ---------
   Net interest income after provision
    for loan losses                            1,575         1,154         3,029        2,042
Noninterest income                               208           188           426          340
Noninterest expense                            1,238         1,025         2,304        1,980
                                          ----------    ----------     ---------    ---------
   Income before income tax                      545           317         1,151          402
Income tax provision                             210           119           433          151
                                          ----------    ----------     ---------    ---------
   Net income                             $      335    $      198    $      718    $     251
                                          ==========    ==========    ==========    =========

Summary Average Balance Sheet
-----------------------------
Loans, gross                              $  165,377    $  130,078    $  160,481    $  122,708
Securities                                    15,089        14,937        15,513        14,237
Other earning assets                           9,860         1,130         7,852         1,784
                                          ----------    ----------    ----------     ---------
   Total earning assets                      190,326       146,145       183,846       138,729
Other assets                                   7,493         6,968         6,993         7,317
                                          ----------    ----------    ----------     ---------
   Total assets                           $  197,819    $  153,113    $  190,839    $  146,046
                                          ==========    ==========    ==========    ==========
Interest bearing liabilities              $  161,127    $  121,279    $  156,138    $  115,468
Other liabilities                             23,429        18,945        21,406        17,746
Shareholders' equity                          13,263        12,889        13,295        12,832
                                          ----------    ----------    ----------    ----------
Total liabilities and shareholders' equity$  197,819    $  153,113    $  190,839    $  146,046
                                          ==========    ==========    ==========    ==========

Per Share Data
--------------
Basic earnings per share                  $     0.23    $     0.13    $     0.49    $     0.17
Diluted earnings per share                $     0.20    $     0.13    $     0.44    $     0.17
Basic weighted average shares outstanding  1,487,467     1,467,066     1,478,505     1,467,066
Diluted weighted average shares
    outstanding                            1,667,874     1,495,281     1,634,249     1,493,982
Total shares outstanding at end of period  1,510,116     1,467,066     1,510,116     1,467,066
Closing market price per share            $    25.30    $    12.75    $    25.30    $    12.75

Selected Ratios
---------------
Return on average assets                        0.34%         0.52%         0.75%         0.35%
Return on average equity                        5.15%         6.16%        10.80%         3.94%
Average equity to average assets                6.70%         8.42%         6.97%         8.79%
Interest rate spread                            3.11%         3.34%         3.18%         3.37%
Net interest margin                             3.45%         3.78%         3.51%         3.81%
Allowance for loan losses as a percentage
   of total loans                               1.10%         1.22%         1.10%         1.22%
Net charged off loans as a percentage of
   average loans                                0.00%         0.00%         0.01%         0.03%




                                                      June 30,
                                                   --------------
Summary Balance Sheet                              2004      2003
---------------------                              ----      ----

Cash and cash equivalents                        $28,532     $ 10,559
Securities                                        20,052       14,823
Loans, net                                       165,501      134,309
All other assets                                   4,874        5,240
                                                 -------     --------
   Total assets                                 $218,959     $164,931
                                                ========     ========
Deposit accounts                                $199,930     $151,518
All other liabilities                              4,662          472
Shareholders' equity                              14,367       12,941
                                                --------     --------
   Total liabilities and shareholders' equity   $218,959     $164,931
                                                ========     ========


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